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                                    FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 or 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported) May 4, 1998



                         MERCHANTS CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)



        Mississippi                   0-10898                 64-0655603
        -----------                   -------                 ----------
(State or other jurisdiction of       (Commission            (I.R.S. Employer
incorporation or organization)        File Number)       Identification number)

  810 South St., Vicksburg, MS                                  39180
----------------------------                                    -----
(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code (601) 636-3752
                                                    -------------
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ITEM 5.  OTHER EVENTS


On May 4, 1998, the Registrant and BancorpSouth, Inc., Tupelo, Mississippi ("BancorpSouth") jointly announced that Registrant and BancorpSouth entered into an Agreement and Plan of Merger (the "Agreement"). The Agreement was executed on behalf of the Registrant and BancorpSouth on May 2, 1998. The Agreement was approved by the Boards of Directors of both companies.

The Agreement provides for the merger of Registrant with and into BancorpSouth (with BancorpSouth surviving the merger) and the conversion of all outstanding shares of common stock of Registrant into shares of the common stock of BancorpSouth. In addition, each outstanding and unexercised option to purchase a share of Registrant's common stock will be converted into and become an option to purchase BancorpSouth common stock.

In connection with the acquisition, Registrant and BancorpSouth entered into a Stock Option Agreement ("Option Agreement") whereby Registrant granted BancorpSouth an option to purchase 19.9% of Registrant's common stock at a price of $63 per share. The Option Agreement is exercisable upon the occurrence of certain transactions, all of which generally involve significant sales of Registrant's assets and/or voting control to third parties.

Consummation of the transactions contemplated by the Agreement is subject to approval by Registrant's shareholders, the receipt of regulatory approvals, and other conditions. For information regarding the terms of the transaction, reference is made to the Agreement, the Option Agreement, and the news release attached to this Report as Exhibits 2, 10 and 99, respectively.





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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


         (a)  Financial Statements -- not applicable.

         (b)  Pro forma financial information -- not applicable.

         (c)  Exhibits:

                 (2)      Agreement and Plan of Merger, dated May 2, 1998
                (10)      Stock Option Agreement, dated May 2, 1998
                (99)      News release issued by BancorpSouth, Inc., dated
                          May 4, 1998





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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                               /s/ Arthur R. Bardwell
                               -------------------------------------------
                               Arthur R. Bardwell, Chief Financial Officer

Date:    May 12, 1998





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                                 EXHIBIT INDEX

Exhibit
Number                    Description
-------                   -----------
(2)                       Agreement and Plan of Merger, dated May 2, 1998
(10)                      Stock Option Agreement, dated May 2, 1998
(99)                      News release issued by BancorpSouth, Inc., dated May 4, 1998
